UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported)       December 22, 2008 (December 11, 2008)

CUMULUS MEDIA INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24525	36-4159663

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

3280 Peachtree Road, N.W., Suite 2300, Atlanta GA	30305

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code   (404) 949-0700

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7	— Regulation FD

Item 7.01	— Regulation FD Disclosure
     On December 11, 2008, Cumulus Media Inc. (the “Company”) borrowed $75 million as a Revolving Loan under its existing Credit Agreement, dated June 7, 2006, as amended. The proceeds of such Revolving Loan have been used to make an investment in equity interests in Cumulus Broadcasting, LLC, a wholly-owned subsidiary of the Company, as permitted under Section 6.04(c) of the Credit Agreement.
     One of the effects of this borrowing and of such investment is to cause the occurrence of the Total Leverage Trigger Date, as defined under the Credit Agreement. Such a date occurs when there are new borrowings made under the Credit Agreement of at least $75 million, including Revolving Loans, and the Company makes one or more investments permitted under Section 6.04 of the Credit Agreement, and/or Restricted Payments, that total $75 million or more.
     By reason of the occurrence of the Total Leverage Trigger Date on December 11, 2008, the Total Leverage Ratio covenant requirements under the Credit Agreement have been adjusted, effective as of December 11, 2008, to the following ratios through and including the dates indicated below:

June 30, 2009	8.50 to 1.00
December 31, 2009	8.00 to 1.00
June 30, 2010	7.50 to 1.00
December 31,2010	7.00 to 1.00
Thereafter	6.50 to 1.00

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUMULUS MEDIA INC.
	By:	/s/ Martin R. Gausvik
		Name:	Martin R. Gausvik
Date: December 22, 2008		Title:	Executive Vice President and Chief Financial Officer

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